                                                               EXHIBIT 11


                                ALPHAREL, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------
                                                       1995                 1994                1993
                                                   ------------          -----------        -----------
Net income (loss) per consolidated
  financial statements                             $(11,830,000)         $   275,000        $(7,704,000)
                                                   ------------          -----------        -----------
Primary net income (loss) per share:
Weighted average common shares                       14,052,000           13,714,000         11,972,000
Common stock equivalents:
  Common stock options                                        -              269,000                  -
  Common stock warrants                                       -                    -                  -
                                                   ------------          -----------        -----------
Weighted average shares outstanding                  14,052,000           13,983,000         11,972,000
                                                   ------------          -----------        -----------
                                                   ------------          -----------        -----------
Fully diluted net income (loss) per share:
Weighted average common shares                       14,052,000           13,714,000         11,972,000
Common stock equivalents;
  Common stock options                                        -              269,000                  -
  Common stock warrants                                       -                    -                  -
                                                   ------------          -----------        -----------
Weighted average shares outstanding                  14,052,000           13,983,000         11,972,000
                                                   ------------          -----------        -----------
                                                   ------------          -----------        -----------
Net income (loss) per share:
  Primary                                          $      (.84)          $       .02        $      (.64)
  Fully diluted                                    $      (.84)          $       .02        $      (.64)

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